Exhibit 99.1
          BELK.COM
News Release
Contact: Steve Pernotto, Belk, Inc., 704-426-1890, steve_pernotto@belk.com
Belk, Inc. Reports Third Quarter Operating Results
CHARLOTTE, N.C., December 3, 2008 — Belk, Inc. today announced operating results for its fiscal third quarter and first nine months ended November 1, 2008.
Net Sales
Net sales for the 13-week period declined 8.3 percent to $741.4 million compared to the same prior-year period. The decrease resulted primarily from reduced consumer spending stemming from the difficult economic environment. On a comparable store basis, sales decreased 9.8 percent for the quarter.
Net sales for the nine months ended November 1, 2008, decreased 7.9 percent to $2,388.0 million compared to the same prior-year period. Comparable store sales for the period decreased 7.5 percent.
Net Income
The company reported a net loss of $23.5 million for the third quarter compared to a net loss of $6.9 million for the same prior-year period. The decrease was attributed primarily to the sales decline during the period. Net loss excluding non-comparable items for the third quarter was $24.2 million compared to a net loss of $6.5 million for the same prior-year period. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.
For the nine months ended November 1, 2008, the company reported a net loss of $10.2 million compared to net income of $10.1 million for the same prior-year period. The net loss excluding non-comparable items was $11.9 million compared to net income of $15.7 million for the same prior-year period.
Tim Belk, chairman and chief executive officer of Belk, Inc., said, “Like many retailers, we have continued to experience the effects of a severe economic slowdown. However, we have maintained a strong balance sheet and positive cash flow, which places us in a good position to weather the downturn. This is a result of the diligent efforts of our managers and associates across the company to manage inventory, expense and capital investments. We are also continuing to invest in our business with the opening of three new stores, the relaunch of our expanded website and the development of new brands.”
Store Expansion
Three new Belk stores opened during the third quarter in Fort Worth, Texas; Macon, Ga. and Prattville, Ala. Expansions of existing stores were completed in Dothan, Ala., Birmingham, Ala. (The Summit), and Covington, La. The Belk store in Hoover, Ala. completed a major renovation.
Relaunch of Belk.com eCommerce Web Site
The company relaunched its totally redesigned and expanded Belk.com Web site during the third quarter and began operating a 147,000-square-foot eCommerce fulfillment center in Pineville, N.C. to process handling and shipping of online orders. The new Web site features a wide assortment of fashion apparel,
-More-

accessories and shoes, plus a large selection of cosmetics, home and gift merchandise. Many leading national brands are offered at Belk.com along with the company’s exclusive private brands.
Launch of Exclusive Kristin Davis Line
Belk entered into an exclusive partnership with actress Kristin Davis, whose self-titled brand debuted in Belk stores in the third quarter. The line is modern, stylish and feminine and includes compelling assortments of women’s apparel, sleepwear, loungewear, shoes, handbags and jewelry. The brand is currently offered in 125 Belk stores and online at Belk.com and will be expanded to additional Belk stores next spring.
About Belk, Inc.
Charlotte, N.C.-based Belk, Inc. is the nation’s largest privately owned department store company, with 308 Belk stores located in 16 Southern states. The company was founded in 1888 by William Henry Belk in Monroe, N.C., and is in the third generation of Belk family leadership.
Notes:
To provide clarity in measuring Belk’s financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of “net income excluding non-comparable items.” Belk believes that “net income excluding non-comparable items” is a financial measure that emphasizes the company’s core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results.
Belk also excludes such items in connection with evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk’s results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of “net income excluding non-comparable items” should not be considered in isolation or as a substitute for GAAP net income.
Certain statements made in this news release are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: general, economic, political and business conditions, nationally and in our market areas; our ability to execute our growth and expansion plans; our ability to successfully integrate the Parisian department stores acquired from Saks Incorporated; our ability to integrate and operate our in-house fine jewelry business; our ability to successfully expand and operate our Belk.com Web site; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our operational consolidations; and changes in accounting standards or legal regulatory matters.
For additional information on these and other risk factors, see the section captioned “This Report Contains Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008 and our other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.
-More-

BELK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007
(millions)
Revenues	$741.4	$808.3	$2,388.0	$2,592.4
Cost of goods sold (including occupancy, distribution and buying expenses)	532.6	571.6	1,664.5	1,802.0
Selling, general and administrative expenses	235.5	233.7	706.5	724.4
Gain on sale of property and equipment	2.2	2.2	4.2	3.6
Asset impairment and exit costs	.7	2.5	2.7	11.2

Operating income (loss)	(25.2)	2.7	18.5	58.4
Interest expense, net	(11.9)	(14.9)	(38.4)	(43.8)
Gain (loss) on investments	(.2)	(.3)	1.6	(.4)

Income (loss) before income taxes	(37.3)	(12.5)	(18.3)	14.2
Income tax expense (benefit)	(13.8)	(5.6)	(8.1)	4.1

Net income (loss)	$(23.5)	$(6.9)	$(10.2)	$10.1

BELK, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AND
NET INCOME EXCLUDING NON-COMPARABLE ITEMS
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1,	November 3,	November 1,	November 3,
	2008	2007	2008	2007
(millions)
Net income (loss)	$(23.5)	$(6.9)	$(10.2)	$10.1
Gain on sale of property and equipment, net of income tax	(1.4)	(1.2)	(2.3)	(2.6)
Asset impairment and exit costs, net of income tax	.5	1.4	1.5	7.9
(Gain) loss on investments, net of income tax	.2	.2	(.9)	.3

Net income (loss) excluding non-comparable items	$(24.2)	$(6.5)	$(11.9)	$15.7